Exhibit 4.14

AMENDMENT TO NOTES, AMENDMENT of WARRANTS
And Sale of New Warrants

This Amendment to Notes, Amendment of Warrants and Sale of New Warrants (this “Amendment”) effective as of February 20, 2025 by and between (a) Agenus Inc., a Delaware corporation, having an address at 3 Forbes Road, Lexington, MA 02421 (the “Borrower”), and (b) Mark Berg and Nicole Berg, Alice Saraydarian, Khalil Barrage, Nicky V LLC, MSB Research Inc. and Pacific Premier Trust LLC, Custodian FBO: Mark Berg IRA (collectively, the “Purchasers”).

WITNESSETH

WHEREAS, the Borrower and the Purchasers are parties to that certain Amended and Restated Note Purchase Agreement dated February 20, 2015, as amended (the “2015 Purchase Agreement”), pursuant to which the Borrower issued to the Purchasers, among other things, 8% senior subordinated notes that mature on February 20, 2022 (as amended, the “2015 Notes”), as originally provided (prior to reverse stock split effective April 12, 2024), warrants to purchase an aggregate of 1,400,000 shares of Borrower common stock at a price of $5.10 per share that expire on February 20, 2023 (the “2015 Warrants”) and, as originally provided (prior to reverse stock split effective April 12, 2024), warrants to purchase an aggregate of 675,000 shares of Borrower common stock at a price of $4.48 per share that expired on February 18, 2025 (the “2020 Warrants”), as amended by that certain Amendment to Notes, Termination of Warrants and Sale of New Warrants dated as of November __, 2022 (the “2022 Amendment”) pursuant to which the parties extended the term of the 2015 Notes by two years from February 20, 2023 to February 20, 2025, (ii) canceled the 2015 Warrants and the 2020 Warrants, and (ii) issued new Warrants to the Purchasers known as the 2022 Warrants (as defined in the 2022 Amendment) as more particularly described in the 2022 Amendment as the Allocation of 2022 A Warrants (the “2022 A Warrants”) and the Allocation of 2022 B Warrants (the “2022 B Warrants”); and

WHEREAS, the parties now wish to (i) further extend the stated maturity date of the 2015 Notes by sixteen (16) months from February 20, 2025 to June 20, 2026, (ii) increase the applicable interest rate under the 2015 Notes from 8% to 9% per annum, (iii) further secure the Borrower’s obligation to pay the 2015 Notes by the grant to the Purchasers of a subordinate mortgage on certain properties owned by Borrower’s wholly owned subsidiary, Agenus West, LLC, a Delaware limited liability company (“Agenus West”), pursuant to a certain mortgage dated as of the date hereof, (iv) provide for a $2,500,000 paydown by Borrower of the principal balance of the $4,000,000 Senior Subordinated Note dated February 20, 2015 in favor of Mark Berg and Nicole Berg on the date hereof, (v) reduce the strike price for the 2022 Warrants to $3.25 per share, (vi) extend the expiration date of all of the 2022 Warrants to February 20, 2030, (vii) issue new Warrants (the “2025 C Warrants”) to certain of the Purchasers to purchase an aggregate of 67,500 shares of Borrower common stock at a price of $3.25 per share that expire on February 20, 2030 and to provide for the 2022 A Warrants, the 2022 B Warrants and the 2025 C Warrants to be registered with the SEC within ninety (90) days after the date hereof,

Exhibit 4.14

and (viii) provide that if Borrower conducts a financing of greater than $10,000,000 at a price per share below $3.25 any time before February 20, 2026, the strike price on the 2022 A Warrants, 2022 B Warrants, and 2025 C Warrants will be reduced to the same price at which such financing was conducted, together with certain additional modifications all as described herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.
Defined Terms. Terms used, but not defined here, shall have the meaning assigned such terms in the 2015 Purchase Agreement.

2.
Amendments to 2015 Notes. (a) The maturity date for each of the 2015 Notes is hereby extended by sixteen (16) months from February 20, 2025 to June 20, 2026 (the “Extended Maturity Date”).

(b) The stated interest rate in each of the 2015 Notes is hereby increased from 8% per annum to 9% per annum.

(c) All payments under the 2015 Notes must be made by ACH or federal funds wire transfer by the 4th day of each calendar month; payments by check are not permitted.

(d) Borrower will pay to Mark Berg and Nicole Berg on the date hereof the amount of $2,500,000 which shall be applied to reduce the outstanding principal balance of the $4,000,000 Senior Subordinated Note dated February 20, 2015 in favor of Mark Berg and Nicole Berg.

3.
Grant of Additional Security. Borrower has agreed to further secure Borrower’s obligations under the 2015 Notes by causing Agenus West to grant to the Purchasers a subordinate mortgage (the “Subordinate Mortgage”) on certain real property owned by Agenus West identified as 901 Heinz Avenue, Berkeley, Alameda County, California 94710-4710 (“Heinz”), and (2) Parcel Numbers: 0133-120-540 and 0133-480-[490-500-510], Vacaville, Solano County, California 95688 (“Vacaville”, together with Heinz, referred to as the “Properties”). Purchasers acknowledge that Ocean 1181 LLC (“Senior Lender”) currently holds a first priority deed of trust lien securing the original principal amount of $22,000,000 (as may be increased and amended from time to time but not to exceed the to-be-outstanding amount of $24,750,000, the “Senior Loan”) on the Properties and that the Purchaser’s rights under the Mortgage will be subordinate in all respects to the Senior Lender’s security interests in all such collateral pursuant to an intercreditor agreement to be entered into between Purchasers and Senior Lender. Purchasers have agreed that upon payment in full of Senior Lender’s loan to Agenus West, provided that Purchaser’s rights under the Mortgage are no longer subordinate to any senior lender, Borrower shall have the right to extend the Extended Maturity Date with respect to any or all of the 2015 Notes to February 19, 2028. In addition, Borrower has agreed to move Purchasers into Senior Lender position alongside any new lender if Purchaser agrees to extend the Extended Maturity Date to February 19, 2028 with no changes to warrant terms.

Exhibit 4.14

4.
Amendments to 2022 Warrants. (a) The current allocations for the Purchasers with respect to the 2022 A Warrants and 2022 B Warrants are set forth on Schedule 1 annexed hereto and made a part hereof, which reflects the Borrower’s reverse stock split effective as of April 12, 2024.

(b) The strike price for all of the 2022 Warrants is hereby reduced to $3.25 per share.

(c) The expiration date of all of the 2022 Warrants is hereby extended to February 20, 2030.

5.
No other Amendments. The parties acknowledge and agree that, except as set forth in a 2020 amendment, the 2022 Amendment, and this Amendment, the 2015 Notes shall remain in full force and effect.

6.
New Warrants. In consideration of the amendments hereunder, the Borrower shall issue to the Purchasers, excluding Mark Berg and Nicole Berg, the 2025 C Warrants in accordance with the applicable Purchaser’s individual allocation set forth opposite such Purchaser’s name on Schedule 2 under the heading “Allocation of 2025 C Warrants” which warrants shall be in the form attached hereto as Exhibit I. The 2025 C Warrants are deemed to be issued by, and governed in accordance with, the Purchase Agreement as if they are Warrants issued thereunder. Borrower will cause the 2025 C Warrants (as well as the 2022 A Warrants and the 2022 B Warrants) to be registered with the SEC within ninety (90) days after the date hereof.

7.
One-Year Warrant Strike Price Protection: If Borrower conducts a financing of greater than $10,000,000 at a price per share below $3.25 anytime before February 20, 2026, the strike price on all warrants (2022 A Warrants, 2022 B Warrants, and 2025 C Warrants) will be reduced to the same price at which such financing was conducted

8.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York irrespective of any conflicts of law principles thereof.

9.
Counterparts. This Amendment may be executed in counterparts, which, when taken together, shall constitute one agreement. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Page Follows]

Exhibit 4.14

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

AGENUS INC.

By: /s/ Garo H. Armen

Name: Garo H. Armen

Title: Chairman and CEO

PURCHASERS:

/s/ Mark Berg and Nicole Berg

Mark Berg and Nicole Berg

NICKY V LLC

By: /s/ Nicole Berg

Name: Nicole Berg

Title: Owner

MSB RESEARCH INC.

By: /s/ Mark Berg

Name: Mark Berg

Title: President

/s/ Alice Saraydarian

Alice Saraydarian

/s/ Khalil Barrage

Khalil Barrage

Pacific Premier Trust LLC, Custodian

FBO: Mark Berg IRA

By: /s/ Mark Berg

Name: Mark Berg

Title: Owner